Exhibit 10.3

Amendment No. 1 to the Barnes Group Inc.

Retirement Benefit Equalization Plan (“RBEP”)

Amendment No. 1

Section 3.1 of the RBEP is amended effective January 1, 2009, by adding the following sentence at the end thereof:

An employee who satisfies the minimum criteria set forth in Section 3.2 shall be deemed to have been designated by the Committee as a Participant, unless the Committee takes action before the end of the period in which such minimum criteria are satisfied to exclude such employee from participation in this Plan.

Amended: 7/22/09